UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

Global Partners LP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLOBAL PARTNERS LP

Contacts:
Thomas J. Hollister	Edward Faneuil
Chief Operating Officer and	Executive Vice President,
Chief Financial Officer	General Counsel and Secretary
Global Partners LP	Global Partners LP
(781) 894-8800	(781) 894-8800

GLOBAL PARTNERS ANNOUNCES FILING OF
PRELIMINARY PROXY STATEMENT REGARDING PROPOSED AMENDMENT TO PARTNERSHIP AGREEMENT

Waltham, Mass., October 26, 2009 — Global Partners LP (NYSE: GLP) (the “Partnership”), a leading wholesale supplier of refined petroleum products in the Northeast, on October 23, 2009 filed a preliminary proxy statement with the Securities and Exchange Commission. The Partnership plans to file with the SEC and mail to unitholders a definitive proxy statement in connection with the proposal described in the preliminary proxy statement.

The Partnership expects to solicit proxies from its unitholders pursuant to the definitive proxy statement with respect to the proposal.  Before making any voting decision with respect to the proposals, unitholders are advised to read the definitive proxy statement because it will contain important information.

Description of Proposed Amendments to Partnership Agreement

The Partnership is proposing to replace the terms “operating surplus” and “adjusted operating surplus” in its partnership agreement with a new term, “distributable cash flow,” as the metric to measure its ability to fund distributions from earnings (as opposed to capital) and to test whether the subordinated units are entitled to convert into common units.

The proposal would:

•                  Replace the terms “operating surplus” and “adjusted operating surplus” with the term “distributable cash flow” and thereby eliminate the term “working capital borrowings” in the partnership agreement and permit the Partnership to eliminate the requirement in its credit facility to significantly reduce borrowings annually;

•                  Increase the minimum quarterly distribution from $0.4125 to $0.4625 per unit per quarter; and

•                  Remove the provisions that currently permit early conversion of a portion of the subordinated units and restate the provisions governing conversion of the subordinated units using distributable cash flow to test whether the minimum quarterly distribution has been earned.

The proposal would not result in any change in the current per unit amount of the Partnership’s quarterly distribution ($0.4875 per unit).

“We believe that the proposal in our preliminary proxy statement maintains important safeguards for our common unitholders,” said the Partnership’s Chief Operating Officer and Chief Financial Officer Thomas Hollister.  “We believe distributable cash flow is a widely accepted metric for master limited partnerships.  We have historically presented distributable cash flow, and its components, in our quarterly and annual reports as an important non-GAAP financial measure for our unitholders.”

Important Additional Information will be filed with the SEC

The Partnership plans to file with the Securities Exchange Commission (“SEC”) and mail to unitholders a definitive proxy statement in connection with the proposal described in the Partnership’s Preliminary Proxy Statement on Schedule 14A, which was filed with the SEC on October 23, 2009. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO SUCH PROPOSAL, UNITHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO UNITHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Unitholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s web site at www.sec.gov.

Participants in the Solicitation

The Partnership and its general partner and certain directors, executive officers and affiliates of its general partner may, under the rules of the SEC, be deemed to be “participants” in the solicitation (as defined in Instruction 3 to Item 4 of Schedule 14A) of proxies from its unitholders. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in the Partnership’s preliminary proxy statement described above under the heading “Interests of Certain Persons.”

About Global Partners

Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls and has access to one of the largest terminal networks of refined petroleum products in the Northeast.  The Partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the region. Global Partners LP, a FORTUNE 500® company, trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, please visit www.globalp.com.

Forward-looking Statements

This news release contains certain “forward-looking statements” within the meaning of the federal securities laws.  These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including “will,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue” or other similar words.  Such statements may discuss business prospects, goals, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP’s ability to make distributions to unitholders.  These statements are not guarantees of performance.  Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release.  For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and subsequent filings the Partnership makes with the Securities and Exchange Commission.  All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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